EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACTS:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.>
AFFIRMS 2005 OUTLOOK, PROVIDES 2006 GUIDANCE

•  2005 earnings guidance affirmed

•  2006 cash flow from operations less capital spending expected to total more than $700 million

•  Board of directors approves 50 percent increase in annual dividend to 24 cents per share

ATLANTA--Dec. 15, 2005--Coca-Cola Enterprises (NYSE: CCE) today will host a conference call with analysts and investors to provide its outlook for 2006.

Chief Financial Officer Bill Douglas will conduct the call today at 10 a.m. ET. The call will be webcast via CCE's website, www.cokecce.com, and a replay will be available through the site's Investor Relations section.

"We have made significant progress in North America this year in building a business that will continue to generate sustained, balanced volume and pricing growth," said Lowry F. Kline, chairman of the board. "In a year characterized by significant cost increases, we have remained focused on this objective while successfully managing our operating expenses, generating significant pricing improvement and delivering full-year volume growth.

"Although Europe's 2005 volume performance is below target, we have worked to preserve our financial results through tight cost controls and disciplined revenue management," said Mr. Kline. "For 2006, we have plans in place that build on our success in North America and work to address the marketplace challenges we face in Europe. We believe North America's continued growth, coupled with modest improvement in Europe, will lead to improved financial performance in 2006."

2005 Outlook

Full-year 2005 guidance remains unchanged from previously announced levels with comparable earnings per diluted share in a range of $1.27 to $1.30. The following table provides a reconciliation of reported and comparable EPS:

                                                       Full Year
                                                 --------------------
                                                   2005         2004
                                                 Forecast      Actual
                                                 --------      ------
Reported Earnings per Diluted Common Share   $0.93 to $0.96     $1.22
     Asset Write-offs (Hurricanes
      Katrina and Wilma)(a)                            0.04        --
     Restructuring Charges                             0.10        --
     HFCS Litigation Settlement
      Proceeds                                        (0.07)       --
     Net Favorable Tax Items                          (0.08)       --
     Gain on Asset Sale                               (0.01)       --
     Loss on Equity Securities                         0.01        --
     Repatriation Tax Expense                          0.34        --
     Debt Portfolio Restructuring                      0.01
     Impact of New Concentrate Pricing                   --      0.05

Earnings per Diluted Common Share,
   Excluding Certain Items (b)              $1.27 to $1.30      $1.27

(a) Primary includes asset write-offs and certain facility disruption and relief effort expenses.

(b) This non-GAAP financial information is provided to assist investors in evaluating CCE's ongoing operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of
    CCE's ongoing results.

North America is expected to generate full-year 2005 results that include volume growth of approximately 1 percent and pricing growth of approximately 3 percent as fourth quarter business trends remain positive. Management expects full-year 2005 volume in Europe to decline approximately 2 percent, with pricing growth of approximately 2 percent. Page 7 of this release provides guidance for full-year 2005 volume, pricing, costs and other income statement components.

2005 results will include approximately $80 million of expense primarily related to the previously announced reorganization of CCE's North American business. 2006 results will include the remaining portion of the North American expense as well as expense related to the proposed reorganization of some parts of the operations in Europe. Management currently expects 2006 charges related to both North America and Europe to be in a range of $50 million to $60 million.

Repatriation Update

CCE expects to complete the repatriation of $1.6 billion in the fourth quarter of 2005. The tax cost associated with this transaction is expected to total approximately $160 million. CCE will also incur approximately $10 million of expense in the fourth quarter to restructure a portion of the company's debt portfolio to accommodate the efficient repayment of debt in the United States.

2006 Outlook

"Our business plans for 2006 enable us to be optimistic about improved performance, particularly in North America, where we expect a continued balance of volume and pricing growth throughout our territories," said Mr. Douglas. "In 2006, we believe we will benefit from more moderate cost of goods increases next year, another aggressive calendar of solid brand and package innovation and operating improvements that will strengthen our ability to focus on our customers and the marketplace."

Four key areas of emphasis for 2006 include:

•  Continue brand portfolio development - In both North America and Europe, CCE will bring to market a number of new brands and brand extensions designed to meet changing consumer tastes as we continue to benefit from our innovation calendar in 2005. In North America, product introductions will include Black Cherry Vanilla Coca-Cola in both regular and diet; Coke Blak, a premium, coffee flavored beverage; Dasani Sensations, a line of flavored sparkling waters; Vault, a new energy soda; and Tab Energy, and Full Throttle Fury.

In Europe, we will continue to target immediate consumption growth and expansion and development of our brand portfolio, including sports drinks Powerade and Aquarius, energy drinks Burn and the new Sprite 3G, Coke Blak, and Minute Maid juices and juice drinks. We will also continue to focus our marketing efforts on diet and light brands, with brand extensions such as diet Cherry Coke, Coke Light Lime, and Coke Light Sango. In addition, we will launch a range of recyclable, non-refillable PET packages in the Netherlands that respond to local market demands.

•  Achieve continued balance in volume and price - In North America, targeted brand, channel, and package plans, coupled with the benefits of additional innovation and immediate consumption growth, are keys to continued volume and price growth. Volume is expected to grow 1 percent to 2 percent with pricing growth of 2 percent to 3 percent, reflecting a balance of rate and mix.

Management expects Europe to achieve volume growth of 1 percent to 2 percent in 2006 as our local operations respond to key market challenges, including growing health and wellness trends and the expansion of hard discounters in the retail sector. Pricing in Europe is expected to increase approximately 2 percent in 2006.

•  Strengthen our marketplace and customer focus - In 2005, North America completed a reorganization into seven business units that improves administrative efficiency and strengthens the ability of field level operators to focus on local marketplace execution and customer needs. CCE will benefit from this effort fully in 2006 and will begin the process of reorganizing certain segments of our operations in Europe to maximize efficiency and customer focus.

•   Improve our financial performance - For 2006, management expects currency-neutral, comparable earnings per share to increase to a range of $1.27 to $1.32. This range includes stock option expense. Currency-neutral operating income is expected to grow 4 percent to 5 percent on a comparable basis. Based on current exchange rates, foreign currency translations would negatively impact 2006 operating income by approximately 1 percent to 2 percent and earnings per share by approximately 2 cents to 3 cents.

2005 stock option expense not included in reported results totals approximately $50 million before taxes, or 7 cents per share. Management expects 2006 option expense to be at or below this level.

•   Uses of free cash flow - Management expects another year of strong free cash flow, with 2006 cash flow from operations less capital spending of more than $700 million. Capital spending is expected in a range of 5 percent to 6 percent of net revenues, or approximately $1 billion.

Reflecting the shared confidence of management and the Board of Directors in the company's outlook, CCE will increase its annual dividend by 50 percent to 24 cents per share beginning in 2006. The majority of 2006 free cash flow will continue to be used for debt repayment. Management will evaluate additional opportunities to return cash to shareowners through dividend increases and share repurchases as CCE continues to make progress against its debt reduction goals.

"We believe we have strong brand, marketing, and operating plans in place in all of our territories that will seize opportunities created by a changing retail climate and evolving consumer tastes," said Mr. Douglas. "These plans give us confidence in our direction and, coupled with our commitment to higher levels of execution in the marketplace, will enable us to achieve improved results in 2006."

CCE plans to report full-year 2005 earnings the week of February 6, 2006.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on page 33 and 34 of our 2004 Annual Report and on pages 31 to 33 of the Company's Third-Quarter 2005 Form 10-Q.

                         Coca-Cola Enterprises
                             2005 Guidance
                    (Excluding Nonrecurring Items)

                                                 Projection
----------------------------------------------------------------------
           Volume Growth                      Approx. Flat to 1%
                North America                    Approx. 1%
                Europe                          Approx. (2)%
----------------------------------------------------------------------
      Pricing Per Case Growth                    Approx. 2%
 (currency neutral, including mix benefit)
                North America                    Approx. 3%
                Europe                        Approx. 1% to 2%
----------------------------------------------------------------------
   Cost of Goods Per Case Growth
 (currency neutral, including mix impact)        Approx. 4%
----------------------------------------------------------------------
    Operating Expense $ Growth                   Approx. 1%
----------------------------------------------------------------------
      Operating Income Growth                Approx. Flat to 1%
----------------------------------------------------------------------
       Capital Expenditures                 Approx. $950 million
----------------------------------------------------------------------
         Interest Expense               Approx. $625 to $630 million
----------------------------------------------------------------------
        Effective Tax Rate                   Approx. 28% to 29%
----------------------------------------------------------------------
   2005 Diluted EPS (Comparable)               $1.27 to $1.30
----------------------------------------------------------------------
       Diluted Common Shares                 Approx. 475 million
----------------------------------------------------------------------

Notes:

• Volume growth guidance is based on comparable selling days.

• 2005 includes two less selling days in the first quarter and full year.

                         Coca-Cola Enterprises
                             2006 Guidance
           (Currency Neutral, Excluding Nonrecurring Items)

                                                 Projection
----------------------------------------------------------------------
           Volume Growth                      Approx. 1% to 2%
                North America                 Approx. 1% to 2%
                Europe                        Approx. 1% to 2%
----------------------------------------------------------------------
      Pricing Per Case Growth                 Approx. 2% to 3%
 (currency neutral, including mix benefit)
                North America                 Approx. 2% to 3%
                Europe                           Approx. 2%
----------------------------------------------------------------------
   Cost of Goods Per Case Growth              Approx. 2% to 3%
 (currency neutral, including mix impact)
----------------------------------------------------------------------
    Operating Expense $ Growth                   Approx. 3%
----------------------------------------------------------------------
     Operating Income Growth (Comparable)*    Approx. 4% to 5%
        (currency neutral)
----------------------------------------------------------------------
       Capital Expenditures                  Approx. $1 billion
----------------------------------------------------------------------
         Interest Expense               Approx. $600 to $610 million
----------------------------------------------------------------------
        Effective Tax Rate                       Approx. 31%
----------------------------------------------------------------------
 2006 Diluted EPS (Comparable)(a)              $1.27 to $1.32
 (including stock option expense)
----------------------------------------------------------------------
       Diluted Common Shares                 Approx. 477 million
----------------------------------------------------------------------

*   All guidance is currency neutral based on current exchange rates.
    Foreign currency translations could negatively impact operating income by approximately 1 percent to 2 percent and EPS by approximately
    2 cents to 3 cents. [Footnote revised to correct error in original release.]